UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2019
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Phillips Edison & Company, Inc.
(Exact name of registrant as specified in its charter)
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Maryland	000-54691	27-1106076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11501 Northlake Drive
Cincinnati, Ohio 45249
(Address of principal executive offices, including zip code)

(513) 554-1110
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 12, 2019, Phillips Edison & Company, Inc. (the "Company") held its annual meeting of stockholders. At the annual meeting, the stockholders elected seven directors to serve until the annual meeting in 2020 and until their successors are duly elected and qualified; approved, on an advisory basis, the compensation paid to the Company's named executive officers ("Say on Pay"); and ratified the selection of Deloitte & Touche LLP as the Company's independent auditor for 2019. The final results are below.

Election of Directors

Nominee	For	Withheld	Broker Non-Votes
Jeffrey S. Edison	119,470,708	6,055,316	17,084,961
Leslie T. Chao	119,136,071	6,389,953	17,084,961
David W. Garrison	119,348,302	6,177,722	17,084,961
Paul J. Massey, Jr.	119,252,780	6,273,244	17,084,961
Stephen R. Quazzo	119,141,328	6,384,696	17,084,961
John A. Strong	119,355,377	6,170,647	17,084,961
Gregory S. Wood	119,473,643	6,052,381	17,084,961

Say on Pay

For	Against	Abstain	Broker Non-Votes
102,255,094	10,230,479	13,040,451	17,084,961

Ratification of Auditor

For	Against	Abstain	Broker Non-Votes
135,363,604	2,047,569	5,199,812	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS EDISON & COMPANY, INC.

Dated: June 17, 2019	By:	/s/ Tanya E. Brady
Senior Vice President, General Counsel and Secretary